EXHIBIT 99.2

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Dennard-Lascar Associates
Rick Black / Ken Dennard
Investor Relations
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LUBY’S ISSUES STATEMENT ON BANDERA PARTNERS’ NOMINATION OF DIRECTORS

Luby’s directors commit to vote in favor of the Board
Shareholders are not required to take any action at this time

HOUSTON, TX - November 30, 2018 - Luby’s, Inc. (NYSE: LUB) (“Luby’s”) today confirmed that it has received notice on behalf of Bandera Partners LLC and certain of its affiliates (“Bandera”) that it intends to nominate up to six candidates for election to Luby’s Board of Directors at the 2019 Annual Meeting of Shareholders.

Luby’s issued the following statement:

“Luby’s Board is in the process of reviewing Bandera’s nomination notice consistent with its fiduciary duties. The Luby’s Board and management team are committed to acting in the best interests of the Company and its shareholders.  We are always open to constructive ideas regardless of their source and will carefully consider Bandera’s candidates as we would any other potential directors to assess their ability to add value to the Board for the benefit of all shareholders.

Luby’s notes that the Company was surprised by Bandera’s nominations. Bandera approached the Company only a few days prior to the nomination deadline and demanded that the Board replace one third of the directors and appoint Jeff Gramm, his father Sen. Phil Gramm, and one of Bandera’s close business associates to the Board.  Even though the Board extended the nomination deadline to allow for constructive discussions, Bandera gave the Board only 48 hours to agree to their demands. The Company informed Bandera that 48 hours was an insufficient time for a public company board to commit to appointing three candidates whom the Board had not met and whose biographies they had not had an opportunity to carefully review and discuss.

Christopher Pappas and Harris Pappas and the entire Board continue to support the Company’s strategy and plans as have been previously disclosed. In furtherance of this support, each Luby’s director has irrevocably committed to vote their shares in the Company in accordance with the recommendations of the Board at the 2019 Annual Meeting of Shareholders.

The Board will review and consider Bandera’s nomination notice and make a formal recommendation regarding director nominees in the Company’s definitive proxy statement and other materials, to be filed with the Securities and Exchange Commission and mailed to all shareholders eligible to vote at the 2019 Annual Meeting of Shareholders. Shareholders are not required to take any action at this time.”

Sidley Austin LLP is acting as legal advisor to Luby’s.

About Luby’s
Luby’s, Inc. (“Luby’s” or the “Company”) operates 142 restaurants nationally as of November 7, 2018: 82 Luby’s Cafeterias, 59 Fuddruckers, and 1 Cheeseburger in Paradise. The Company is also the franchisor for 104 Fuddruckers franchise locations across the United States (including Puerto Rico), Canada, Mexico, Panama, and Colombia. Luby's Culinary Contract Services provides food service management to 30 sites consisting of healthcare, higher education, sport stadiums, and corporate dining locations as of November 7, 2018.

Forward-Looking Statements
This press release may contain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including the statements under the caption “Outlook” and any other statements regarding scheduled openings of units, scheduled closures of units, sales of assets, expected proceeds from the sale of assets, expected levels of capital expenditures, effects of food commodity costs, anticipated financial results in future periods and expectations of industry conditions. Luby’s cautions readers that various factors could cause its actual financial and operational results to differ materially from those indicated by forward-looking statements made from time-to-time in news releases, reports, proxy statements, registration statements, and other written communications, as well as oral statements made from time to time by representatives of Luby’s. The following factors, as well as any other cautionary language included in this press release, provide examples of risks, uncertainties and events that may cause Luby’s actual results to differ materially from the expectations Luby’s describes in such forward-looking statements: general business and economic conditions; the impact of competition; our operating initiatives; fluctuations in the costs of commodities, including beef, poultry, seafood, dairy, cheese and produce; increases in utility costs, including the costs of natural gas and other energy supplies; changes in the availability and cost of labor; the seasonality of Luby’s business; changes in governmental regulations, including changes 5 in minimum wages; the effects of inflation; the availability of credit; unfavorable publicity relating to operations, including publicity concerning food quality, illness or other health concerns or labor relations; the continued service of key management personnel; and other risks and uncertainties disclosed in Luby’s annual reports on Form 10-K and quarterly reports on Form 10-Q. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

Additional Information and Where to Find It
Luby’s, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the matters to be considered at the Company’s 2019 annual meeting of stockholders (the “2019 Annual Meeting”). The Company intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Company shareholders. COMPANY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Exhibit 99.3 to the Current Report on

Form 8-K to be filed with the SEC on November 30, 2018 (“Exhibit 99.3”) will contain information regarding the direct and indirect interests, by security holdings or otherwise of the Company’s directors and executive officers in the Company’s securities. In the event that holdings of the Company’s securities change from the amounts printed in such Exhibit 99.3, such changes will be set forth in SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website (www.lubysinc.com) in the section “Investor Relations” or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s most recently filed Annual Report on Form 10-K. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the 2019 Annual Meeting. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.lubysinc.com.

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